UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2009

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53733 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 —Business and Operations

Item 1.02.  Termination of Material Definitive Agreement.

On October 16, 2009, AdEx Media, Inc. (the “Company”) delivered the remaining balance on a Senior Secured Promissory Note dated March 6, 2009 (the “Note”) to Digial Equity Partners, the holder of the Note (the “Holder”).  Pursuant to the terms of a Security Agreement dated August 12, 2008 by and between the Company and the Holder, as amended by that certain Agreement dated March 6, 2009 (the “Security Agreement”), the indebtedness evidenced by the Note was secured by certain membership interest in Digital Instructor, LLC and the proceeds therefrom (the “Collateral”).

As a result of the repayment, all indebtedness evidenced by the Note has been paid in full.  Accordingly, as a result of the completion of Company’s obligations under the Note the Holder’s security interest in the Collateral and the Security Agreement were terminated on October 16, 2009.

The Security Agreement dated August 12, 2008 is described in and was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 18, 2008.  The Note and the Agreement dated March 6, 2009 were described and filed as exhibits to Company’s Current Report on Form 8-K filed with SEC on March 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: October 20, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer

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